
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from DWFCM International Access Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      41,242,379
<SECURITIES>                                         0
<RECEIVABLES>                                  149,881<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              41,524,131<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                41,524,131<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (2,319,679)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               950,761
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (3,270,440)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (3,270,440)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (3,270,440)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $130,863 and due from DWR of $19,018.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $131,871.
<F3>Liabilities include redemptions payable of $535,131, accrued management fees of $103,542, and accrued administrative expenses of $88,420.
<F4>Total revenue includes realized trading revenue of $(3,279,708), net change in unrealized of $578,060 and interest income of $381,969.

